Exhibit 99.1

FOR IMMEDIATE RELEASE

AFFINITY GAMING DEACTIVATES SPECIAL OPPORTUNITIES COMMITTEE

Las Vegas, NV - October 15, 2013 - Affinity Gaming (the “Company”) today announced that the Company’s Board of Directors (the “Board”) has determined to suspend the activities of the Special Opportunities Committee (the “SOC”) of the Board. The SOC was established by resolution of the Board on September 27, 2012, to evaluate possible strategic and corporate alternatives available to the Company. As the newly-reconstituted Board has assumed those responsibilities, the Board has chosen to deactivate the SOC.

The Board has also terminated the Company’s engagement with Deutsche Bank Securities Inc., which had previously been hired to act as financial advisor to the SOC to assist the SOC in evaluating possible strategic and corporate alternatives.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company’s casino operations consist of twelve casinos, six of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. Additionally, Affinity Gaming provides consulting services under an agreement to support the operations of the Rampart Casino at the JW Marriott Resort in Las Vegas. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

Contact

Affinity Gaming
Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary
(702) 341-2421

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